SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2006
AXCESS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11933	85-0294536
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3208 Commander Drive, Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (972) 407-6080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On October 16, 2006, the Company issued a press release announcing third quarter 2006 revenues were up 5% over the second quarter 2006 and year-to-date revenues have already surpassed the total revenue for 2005. The press release is attached hereto as Exhibit 99.1. The press release is also posted on the company’s Web site (www.axcessinc.com) under the Investor heading link.
Item 7.01. Regulation FD Disclosure.
     On October 16, 2006, the Company issued a press release announcing a new, revolutionary wireless tracking and sensing technology called The Enterprise Dot™. Based on a System-on-a-Chip (SoC) design, the patents-pending technology yields the world’s lowest cost and smallest multifunctional wireless sub-micro device for delivering visibility oriented data about the assets operating in and around the enterprise. The press release is attached hereto as Exhibit 99.1. The press release is also posted on the company’s Web site (www.axcessinc.com) under the Investor heading link.
Item 9.01. Exhibits.

99.1	Press Release on October 16, 2006 announcing a new revolutionary wireless tracking and sensing technology called The Enterprise Dot™.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS INTERNATIONAL, INC.

(Registrant)

October 17, 2006	/s/ ALLAN GRIEBENOW

(Date)	Allan Griebenow
President and Chief Executive Officer